Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Troutman Sanders Building
1001 Haxall Point
P.O. Box 1122 (23218-1122)
Richmond, Virginia 23219
804.697.1200 telephone
804.697.1339 facsimile
troutmansanders.com
July 29, 2009
The Board of Directors
Access National Corporation
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
Registration Statement on Form S-8
Members of the Board:
     We have acted as counsel to Access National Corporation, a Virginia corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 975,000 shares of the Company’s Common Stock, $0.835 par value (the “Shares”), reserved for issuance in connection with the Access National Corporation 2009 Stock Option Plan (the “Plan”). The Plan and the issuance of the Shares pursuant to the Plan were approved by the Board of Directors of the Company by resolutions adopted March 24, 2009, subject to approval of the Plan by the shareholders of the Company. The Plan was approved by the shareholders of the Company at the annual meeting of the Company’s shareholders held on May 19, 2009.
     As counsel to the Company, we have examined the Company’s Articles of Incorporation, as amended through the date hereof, and its Bylaws, as amended through the date hereof, the Registration Statement, the Plan, and the resolutions adopted by the Board of Directors of the Company on March 24, 2009 with respect to the Plan and the Registration Statement, and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

The Board of Directors
Access National Corporation
July 29, 2009

     As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.
     Based upon and subject to the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent issued in accordance with the Plan, be validly issued, fully paid and nonassessable.
     In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the Commonwealth of Virginia.
     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.
     We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

Very truly yours,
/s/ Troutman Sanders LLP